UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2023

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	000-13468	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Third Avenue
Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forwarding looking statements include the risk of economic uncertainty; the financial and operational impact of buy and sell rates; the supply and demand of capacity in each of our markets and lane pairs; carrier efforts to manage capacity; the demand and fees we are able to charge for our services; our ability to manage costs and headcount, analyze our productivity, and improve efficiencies; and our ability to return capital to investors through dividends and share repurchases. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and most recent 10-Q for the quarter ended June 30, 2023. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
I was hoping you could help me understand the relative importance of volume of global trades flows vs. the $ value of global trade flows on EXPD financial results.

In general, the value of the underlying cargo has little impact on our financial results. What is important is the volume (tonnage, containers, Customs declarations, etc.) of cargo that we move or service, in conjunction with the buy rates we pay our service providers and the sell rates we realize from our customers, but it is not that simple.

If we take airfreight as an example, our financial results are primarily driven by the tonnage of the cargo, the lane pairs (origin and destination), and how we can mix the cargo with other cargo. Lane pairs come into play due to supply and demand of capacity in each market. The mix of cargo is important as we often deliver full Unit Load Devices (containers/ULDs) to the carrier, and our buy rates are impacted by how effectively we load and mix cargo in these units. We also must consider rates that we are able to sell to the customer relative to buy rates we need to pay the service provider. Financial results of our ocean and trucking services are primarily driven by similar dynamics.

In some situations, customers decide to use air services rather than ocean services. This can occur when the value of goods is high and our customers do not want that high cargo value, along with the associated carrying costs, transiting relatively slowly across the ocean. Instead, they want the goods moved quickly to their destination so that they can be delivered to their customers.

Customs brokerage services are different, as those services are tied to a transaction. The fee that we charge to prepare a Customs entry will usually be the same fee whether the goods weigh one kilogram or 1,000 kilograms. The reason is that the time required to file the declaration does not change based on weight. It may change based on complexity (number of different types of items included in the shipment), but it is usually not impacted by value of the shipment.

2.
You noted that the excess capacity in both ocean and air is likely to continue for the rest of the year. Are you seeing signs of anything that might change that, particularly on the ocean if carriers cut back on sailings and make other moves to take capacity out of the market?

We do not provide guidance, nor do we attempt to predict the future. We will say that despite the ocean carriers' efforts to manage capacity, real change is likely to occur in the form of increased demand for ocean space from shippers and we simply do not know when this will happen. Further, we do not see the air market reversing itself in the immediate future, as it is even more impacted by excess capacity, as carriers continue to add back aircraft and flights to meet the surge in passenger demand. One area we continue to watch in the air market is the removal of charters. We believe the use of charters will be reduced significantly as charter contracts expire, which will have some level of impact on supply and demand of air capacity. However, it remains to be seen how this will ultimately impact the overall air market.

3.
You commented that the freight marketplace has reverted to pre-pandemic levels of activity. Would it be right to think that your baseline performance will adjust more or less in line with 2019 levels, assuming you can reduce your costs – headcount – accordingly?

We can now look back on the severe supply chain disruptions of the pandemic as a once-in-a-lifetime event, when we were close at times to being overwhelmed by network congestion and disruptions, driven in part by unprecedented volumes. Equipment shortages and dislocations also added inordinate complexity and time to handle each transaction, compelling us to add headcount accordingly. Freight volumes have now returned to more normal, pre-pandemic levels of activity, prompting us to evaluate our resources carefully. We do not see the need, nor would it conform with our culture, to make rash decisions with regard to our most valuable assets, which are our people. As we have done over the past two consecutive quarters, we will continue to thoughtfully manage our headcount and exert other efforts to align our costs with lower levels of demand. In addition, we will work to enhance productivity and gradually improve operating efficiency just as we have done in the past.

4.
Are shippers continuing to destock, or are you seeing signs of restocking?

This question does not lend itself to broad statements in response. Certainly, many shippers have seen the need to reduce stock, having stockpiled inventory and pulled orders forward early in 2022, in a concerted effort to avoid the worst of the supply chain bottlenecks that materialized during the pandemic. However, each of our shippers experienced their own unique pandemic-induced challenges, prompting supply chain considerations that might have been unthinkable prior to the disruptions. Most now give greater thought to their supply chain and keep a closer eye on inventories. The good news for shippers is that current carrier capacity is plentiful, which affords flexibility as each considers their own inventories relative to an environment and business conditions where there appears to be cautious demand.

5.
Do you anticipate adjusting share repurchases more in-line with pre-pandemic levels?

While our first priority will always be to invest in the growth of our business, our disciplined business model, combined with the strength of our balance sheet, has given us the flexibility to return capital to investors through dividends and share repurchases. We remain dedicated to accomplishing both.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	August 24, 2023	By:	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer